                                                                    EXHIBIT 99

               FOR IMMEDIATE RELEASE -- THURSDAY JANUARY 15, 2004

                          MBT FINANCIAL CORP. ANNOUNCES
                          QUARTERLY AND ANNUAL EARNINGS
                                  (UNAUDITED)

Monroe, Michigan--- MBT Financial Corp. (NASDAQ: MBTF), the parent company of Monroe Bank & Trust, announced today that its Net Income for the fourth quarter of 2003 was $6,504,000, or $0.35 per share (basic and diluted). This compares to the fourth quarter of 2002 Net Income of $5,995,000, or $0.29 per share (basic and diluted). This is an increase of 20.7% per share. Net Income for the year ended December 31, 2003 was $19,315,000, or $1.02 per share, basic ($1.01 diluted), compared to $21,804,000 or $1.12 per share (basic and diluted), for 2002.

Ronald D. LaBeau, Chairman & CEO of MBT Financial Corp., and Monroe Bank & Trust, commented, "Although we are not happy with the annual results, we are encouraged by the improvement in the fourth quarter. The decision to add $5.5 million to the loan loss reserve in the third quarter was the cause for the decline in annual earnings." The Bank's net interest income increased $234,000, or 1.9% over the fourth quarter of 2002. The increase in net interest income is attributed to the growth in the loan portfolio and a slight improvement in the net interest margin. Total loans increased $24.8 million, or 3.0% in the fourth quarter, and $90.0 million, or 11.6% since December 31, 2002. Non interest income was 13.2% lower than the fourth quarter of 2002, as gains on the sale of securities declined $381,000 and mortgage loan origination fees declined $314,000. For the full year, non interest income increased $1,012,000, or 7.9% as deposit account service charges increased $787,000 and earnings on Bank Owned Life Insurance policies increased $508,000. Non interest expenses were up slightly in the fourth quarter compared to 2002. For the full year, non interest expenses increased $3.2 million, or 11.8%. This was mainly due to the Bank's efforts to expand into the Downriver area of Wayne County. LaBeau added, "Our entry into the Downriver market has been successful in attracting both loans and deposits. In the last quarter we broke ground on a new 10,000 square foot building in Wyandotte, which will serve as a regional headquarters for MBT Downriver."

Although the provision for loan losses and the amount of nonperforming assets increased during 2003, the Bank has experienced recent improvements in its asset quality. Stricter underwriting standards have improved the quality of loans being added to the portfolio, and the Bank is aggressively pursuing legal action against existing nonperforming credits. Total nonperforming assets increased $3.3 million during the year, but they decreased $10.0 million in the fourth quarter. LaBeau added, "We have identified and reserved for all known credit concerns in our loan portfolio." The table below summarizes the Bank's nonperforming assets:



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


Unaudited (Dollars in Thousands)     12/31/2003  9/30/2003  6/30/2003 3/31/2003  12/31/2002
                                     ------------------------------------------------------

Nonaccrual loans                       $34,248    $38,854    $24,962    $25,160    $22,332
Loans 90 days past due                     100        111        174      1,154         81
Restructured loans                       4,755      7,023      5,904      5,890      6,807
                                     -----------------------------------------------------
      Total nonperforming loans        $39,103    $45,988    $31,040    $32,204    $29,220

Other real estate owned                  8,434     11,578     11,445     12,085     15,088
Nonperforming investment securities        140         79         79         79         88
                                     -----------------------------------------------------
      Total nonperforming assets       $47,677    $57,645    $42,564    $44,368    $44,396
                                     =====================================================

Nonperforming assets to total assets      3.27%      3.92%      2.98%      3.04%      3.15%
Allowance for loan losses to
      nonperforming assets               30.41%     32.57%     32.15%     29.52%     27.93%



The average cost of deposits declined from 1.8% in the fourth quarter of 2002 to 1.3% in the fourth quarter of 2003. Interest rates are expected to remain low, and the cost of deposits will continue to decline as we go into the first half of 2004. The increase in longer term market rates in the second half of 2003 caused mortgage loan refinancing activity to slow down considerably. Origination fees on mortgage loans sold decreased from $379,000 in the third quarter of 2003 to $56,000 in the fourth quarter. Although refinance activity has slowed, we expect traditional mortgage activity in 2004 to generate origination fee income at a higher level than we experienced in the fourth quarter. Other non interest income and expense increases in 2004 are expected to be similar to those experienced in 2003. The economic recovery is starting to benefit southeast Michigan, and we believe that we will be able to maintain an adequate allowance for loan losses in 2004 while reducing the amount of the provision.

In December, the company purchased 1,632,475 shares, or 8.5% of its stock in a self tender offer. This has already proven to be beneficial, as fourth quarter earnings per share would have been $0.34 based on the previously outstanding number of shares. The total number of shares outstanding as of December 31, 2003 was 17,491,784.

MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust. Founded in 1858, Monroe Bank & Trust is one of the nation's largest community banks. The bank has $1.5 billion in assets and services nearly $1 billion in trust assets. MB&T is a full-service bank, offering a broad range of services, including personal and business accounts and the area's largest Trust Department. With 24 branches, 34 ATMs, PhoneLink telephone banking and eLink online banking, MB&T is the area's most accessible community bank.

MB&T is proud to be an active supporter of the community through contributions, reinvestment, civic involvement, and ENLIST, its employee volunteer program. Visit MB&T's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "forecast," "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or

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variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. MBT Financial Corp. undertakes no obligation to update or clarify forward looking statements.



Selected Financial Ratios
Unaudited                                   December 31,        December 31,
                                               2003                2002
                                          ----------------------------------
Fourth Quarter
   Return on Average Assets                     1.8%                1.7%
   Return on Average Equity                    15.7%               14.3%
   Efficiency Ratio                            41.9%               40.4%

Year to Date
   Return on Average Assets                     1.3%                1.6%
   Return on Average Equity                    11.4%               13.3%
   Efficiency Ratio                            42.9%               39.4%

Period End
   Book Value per common share          $      8.20         $      8.72
   Common stock price                   $     16.51         $     13.45
   Common shares outstanding             17,491,784          19,160,441




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                               MBT FINANCIAL CORP.
                      CONSOLIDATED STATEMENTS OF CONDITION
                             (Dollars in Thousands)

                                                       (Unaudited)
                                                       December 31,  December 31,
                 ASSETS                                   2003           2002
                                                      -----------    -----------
      Cash and due from banks                         $    22,525    $    30,618
      Federal funds sold                                        -         13,000
      Investment securities-HTM                            99,154        116,819
      Investment securities-AFS                           409,328        422,918
      Loans                                               862,444        773,360
      Loans held for sale                                   1,406            445
      Allowance for loan losses                           (14,500)       (12,400)
      Premises and equipment, net                          18,024         15,437
      Other real estate owned                               8,434         15,088
      Bank Owned Life Insurance                            33,780         16,985
      Other assets                                         18,093         17,424
                                                      -----------    -----------
                 Total Assets                         $ 1,458,688    $ 1,409,694
                                                      ===========    ===========

                 LIABILITIES
      Non-interest bearing demand deposits            $   135,536    $   123,596
      Interest bearing demand deposits                     66,062         69,756
      Savings deposits                                    500,046        470,192
      Other time deposits                                 337,473        347,416
                                                      -----------    -----------
                 Total deposits                         1,039,117      1,010,960

      Federal funds borrowed                               45,000              -
      FHLB advances                                       225,000        225,000
      Other liabilities                                     6,125          6,735
                                                      -----------    -----------
                 Total liabilities                      1,315,242      1,242,695

                 STOCKHOLDERS' EQUITY
      Common stock, no par value                                -              -
      Surplus                                              20,414         51,080
      Undivided profits                                   123,867        115,395
      Accumulated other comprehensive income (loss)          (835)           524
                                                      -----------    -----------
                 Total Stockholders' equity               143,446        166,999

                 Total liabilities and
                                                      -----------    -----------
                 Stockholders' equity                 $ 1,458,688    $ 1,409,694
                                                      ===========    ===========




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                               MBT FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in Thousands, except per share data)



                                              Three Months Ended December 31,
                                                 2003                2002
                                               -------              -------
Interest Income
   Interest and fees on loans                  $13,475              $14,303
   Interest on investment securities             5,381                6,053
   Interest on fed funds sold                       40                    7
                                               -------              -------
Total interest income                           18,896               20,363

Interest Expense
   Interest on deposits                          3,626                4,690
   Interest on borrowed funds                    2,644                3,281
                                               -------              -------
Total Interest Expense                           6,270                7,971

                                               -------              -------
Net Interest Income                             12,626               12,392

Provision for Loan Losses                           30                  601
                                               -------              -------
Net Interest Income After
   Provision for Loan Losses                    12,596               11,791

Other Income
   Income from trust services                      862                  901
   Service charges on deposit accounts           1,343                1,223
   Mortgage loan origination fees                   56                  370
   Security gains                                  173                  554
   Other income                                    768                  640
                                               -------              -------
Total Other Income                               3,202                3,688

Other Expenses
   Salaries and employee benefits                3,700                3,543
   Occupancy expense                               763                  745
   Other                                         3,080                3,019
                                               -------              -------
Total Other Expenses                             7,543                7,307

                                               -------              -------
Income before Federal Income Tax                 8,255                8,172
Federal Income Tax Expense                       1,751                2,177
                                               -------              -------
Net Income                                     $ 6,504              $ 5,995
                                               =======              =======

Earnings per share
   Basic                                       $  0.35              $  0.29
   Diluted                                     $  0.35              $  0.29

Dividends declared per share                   $  0.15              $  0.14


                               MBT FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in Thousands, except per share data)



                                             Year Ended December 31,
                                                 2003        2002
                                               -------     -------
Interest Income
   Interest and fees on loans                  $55,253     $59,180
   Interest on investment securities            22,372      24,875
   Interest on fed funds sold                      149         549
                                               -------     -------
Total interest income                           77,774      84,604

Interest Expense
   Interest on deposits                         15,991      21,469
   Interest on borrowed funds                   11,476      12,918
                                               -------     -------
Total Interest Expense                          27,467      34,387

                                               -------     -------
Net Interest Income                             50,307      50,217

Provision for Loan Losses                        8,005       6,101
                                               -------     -------
Net Interest Income After
   Provision for Loan Losses                    42,302      44,116

Other Income
   Income from trust services                    3,316       3,497
   Service charges on deposit accounts           5,309       4,522
   Mortgage loan origination fees                1,068         988
   Security gains                                1,041       1,325
   Other income                                  3,069       2,459
                                               -------     -------
Total Other Income                              13,803      12,791

Other Expenses
   Salaries and employee benefits               16,122      14,224
   Occupancy expense                             2,696       2,328
   Other                                        11,361      10,437
                                               -------     -------
Total Other Expenses                            30,179      26,989

                                               -------     -------
Income before Federal Income Tax                25,926      29,918
Federal Income Tax Expense                       6,611       8,114
                                               -------     -------
Net Income                                     $19,315     $21,804
                                               =======     =======

Earnings per share
   Basic                                       $  1.02    $  1.12
   Diluted                                     $  1.01    $  1.12

Dividends declared per share                   $  0.58    $  0.54



Questions regarding the information in this release may be submitted via our web site, www.MBandT.com. Select Investor Relations, then Information Request, or send questions via email to investorrelations@mbandt.com. We will accept questions until the close of business on Wednesday, January 21, 2004. The responses will be posted to the News section on our web site after 4 pm on Friday, January 23, 2004.

Contact:
Herbert J. Lock, Senior Vice President, Monroe Bank & Trust, (734) 242-2603